GREGORY & ASSOCIATES, LLC

CERTIFIED PUBLIC ACCOUNTANTS

2812 SOUTH 2750 EAST*SALT LAKE CITY, UTAH  84109

(801) 277-2763 PHONE*(801) 277-6509 FAX

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

July 26, 2007

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.  20549

Ladies and Gentlemen:

We hereby consent to the use of our audit report dated March 29, 2007, filed with the Securities and Exchange Commission on April 2, 2007 in this Form SB-2 Registration Statement of Wizzard Software Corporation and Subsidiaries.  We also consent to the use of our name as experts in such Registration Statement.

/s/ Gregory & Associates, LLC

Gregory and Associates, LLC